Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Dallas, Texas – April 30, 2018 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC), an internally managed business development company (“BDC”) focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, today announced that the Company’s board of directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements under the 1940 Act in accordance with the Small Business Credit Availability Act ("SBCAA") that was signed into law on March 23, 2018. As a result of the Board approval, the required minimum asset coverage ratio applicable to the Company will be decreased from 200% (1-to-1 leverage) to 150% (2-to-1 leverage), effective April 25, 2019 (the “Effective Date”).  After careful consideration of the Company’s long term strategy, the Board also announced today that it approved a resolution which limits the Company’s issuance of senior securities such that the asset coverage ratio, taking into account such issuance, would not be less than 166% (1.5-to-1 leverage), as of the Effective Date.

President and Chief Executive Officer Bowen S. Diehl stated, “While we believe that the passage of the SBCAA is positive for the Company in that it provides Capital Southwest with flexibility to manage balance sheet leverage above our previously stated target of 0.8-to-1, our view on balance sheet leverage for a BDC has not changed.  We believe leverage should be prudently applied to an underlying portfolio of assets based on the security and quality of the underlying portfolio.  Specifically, we consider factors such as the portion of the portfolio in first lien assets, the weighted average leverage at the portfolio companies, and the underlying portfolio loan performance.  The previous balance sheet leverage target of 0.8-to-1 was as much set based on a cushion to the regulatory leverage limitations as it was set based upon a view of the optimal balance sheet leverage point for a well performing portfolio of largely first lien assets.  While we do not view balance sheet leverage near 2-to-1 as being appropriate, we do believe that targeting balance sheet leverage greater than 0.8-to-1 may be appropriate.  The announcement of our Board’s determination to limit our leverage to a level below the 2-to-1 permitted regulatory limitation is meant to communicate this prudence.  We believe that the additional leverage will better enable us to increase the security and quality of our loan portfolio.  Over the next year, we will work to maintain our strong track record, seek feedback from our shareholders and discuss appropriate covenant amendments with our bank lender group.  All of our discussions and decisions will be made in the context of creating attractive, long term sustainable value for our shareholders.  Finally, it is important to note that our internally-managed structure allows for virtually 100% of the economics of any incremental leverage to inure to the benefit of our shareholders.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $299 million in net assets as of December 31, 2017. As a middle-market lending firm focused on supporting the acquisition and growth of middle market businesses, Capital Southwest makes investments ranging from $5 to $20 million in securities across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as “will,” “may,” “could,” “believe,” “expect” and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2017 and subsequent filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contacts:

Michael S. Sarner, Chief Financial Officer

214-884-3829